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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 26, 2006


                              TECHTEAM GLOBAL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                     0-16284                  38-2774613
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(State or other jurisdiction         (Commission              (IRS Employer
     of incorporation)                File No.)            Identification No.)



             27335 West 11 Mile Road
               Southfield, Michigan                                    48034
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(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number including area code:   (248) 357-2866



       ------------------------------------------------------------
       (Former name or former address if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.02           TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

                             On April 26, 2006, the Board of Directors (the
                    "Board") of TechTeam Global, Inc. (the "Company") terminated the Company's employment contract with William F. Coyro, Jr. ("Agreement"). The Board believes such termination to be for cause, as set forth in the Agreement. The Board's decision to terminate the Agreement was based upon evidence that Dr. Coyro violated the terms of the Agreement, including but not necessarily limited to the requirement that he not disclose the Company's confidential information to third parties. Based upon communications from Dr. Coyro's attorney, the Company expects Dr. Coyro to sue the Company for breach of contract.

                             As previously reported, Dr. Coyro was removed as
                    President and Chief Executive Officer on February 3, 2006, but Dr. Coyro remained an employee of the Company subject to the terms of the Agreement.

ITEM 5.02           ELECTION OF DIRECTORS

                             On April 26, 2006, the Board expanded the number of
                    board seats from seven to eight and elected William C. Brown, the Company's President and Chief Executive Officer, as a director to fill the new seat.




                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                  TECHTEAM GLOBAL, INC.



                                  By    /s/ Michael A.Sosin
                                        -------------------
                                            Michael A. Sosin
                                            Vice President, General Counsel, and
                                            Secretary


Date:    May 2, 2006